Shareholder Meeting
On June 12, 2015, State Farm Mutual Fund Trust had a special shareholder meeting. The following tables show the results of the matters voted upon by shareholders at that meeting:

Proposal One - Elect a Board of Trustees

Trustee Nominee
Votes Cast For
Votes Withheld
Abstentions
Broker Non-votes
Results

Joe R. Monk, Jr
398,228,977
19,751,023
0
0
Elected

Paul J. Smith
397,234,455
20,745,545
0
0
Elected

Thomas M. Mengler
397,458,035
20,521,964
0
0
Elected

James A. Shirk
397,108,085
20,871,914
0
0
Elected

Diane L. Wallace
397,783,355
20,196,644
0
0
Elected

Victor J Boschini
397,361,029
20,618,971
0
0
Elected

David L. Vance
397,235,151
20,744,849
0
0
Elected

Alan R. Latshaw
397,557,990
20,402,010
0
0
Elected

Anita M. Nagler
397,712,811
20,267,188
0
0
Elected

Proposal Two
Votes Cast For
Votes Cast Against
Abstentions
Broker Non-votes
Result

Approve Manager of Mangers
Structure for the State Farm
LifePath 2020(r) Fund
68,519,707
2,027,624
4,481,455
0
Adopted

Approve Manager of Managers
Structure for the State Farm
LifePath 2030(r) Fund
59,944,788
1,293,749
4,873,512
0
Adopted

Approve Manager of Managers
Structure for the State Farm
LifePath 2040(r) Fund
41,003,397
942,437
3,734,980
0
Adopted

Proposal Three
Votes Cast For
Votes Cast Against
Abstentions
Broker Non-votes
Results

Approve a sub-advisory
agreement between the
Trust, the Manager and
BlackRock Fund Advisor
for State Farm LifePath 2020(r) Fund
68,112,240
2,021,622
4,894,924
0
Adopted

Approve a sub-advisory
agreement between the
Trust, the Manager and
BlackRock Fund Advisor
for State Farm LifePath 2030(r) Fund
59,525,360
1,315,865
5,270,823
0
Adopted



Approve a sub-advisory
agreement between the
Trust, the Manager and
BlackRock Fund Advisor
for State Farm LifePath 2040(r) Fund
40,873,437
876,730
3,930,647
0
Adopted